List of Subsidiaries

All of the direct and indirect subsidiaries of the Company are set forth as below:

Subsidiaries	Place of Incorporation	Percentage of ownership
SPI Energy Co.,Ltd.	Cayman	100%
SPI Solar,Inc.	US	100%
JP Energy Partners, LP	US	100%
South Point Fit LLC	US	100%
Solar Hub Utilities, LLC	US	100%
Calwaii Power Holding, LLC	US	100%
Oahu SPE 101-1 LLC	US	100%
Maui 17-1 LLC	US	100%
Hawaii FIT Twelve LLC,	US	100%
Kona 50-18 LLC	US	100%
Kona 50-19 LLC	US	100%
Kona 50-20 LLC	US	100%
Kona 50-21 LLC	US	100%
Kona 50-22 LLC	US	100%
Kona 50-23 LLC	US	100%
Kona 50-24 LLC	US	100%
Kona 50-25 LLC	US	100%
Kona 50-26 LLC	US	100%
Kona 50-27 LLC	US	100%
Kona 50-28 LLC	US	100%
Kona 50-29 LLC	US	100%
Kona 50-30 LLC	US	100%
Kona 50-31 LLC	US	100%
Kona 50-33 LLC	US	100%
Kona 50-34 LLC	US	100%
Kona 50-35 LLC	US	100%
SOLAR POWER INC UK SERVICES LIMITED	UK	100%
CAIRNHILL SOLARFIELD LIMITED	UK	100%
EMOTION ENERGY SOLAR ONE LIMITED	UK	100%
Eifuku Nogen Co., Ltd.	Japan	100%
SPI Renewables Italy S.r.l.	Italy	100%
ITALSOLAR S.r.l.	Italy	100%
SPI Renewables Energy (Luxembourg) PLC S.à r.l.	Luxembourg	100%
Solar Juice (HK) Limited	Hong Kong	100%
SP Orange Power (HK) Limited	Hong Kong	100%
SPI Group Holding Co. Limited	Hong Kong	100%

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SPI Investments Holding Limited	BVI	100%
SolarJuice Co., Ltd	Cayman	100%
Solarjuice American Inc.	US	100%
ROOFS4AMERICA INC	US	100%
SOLAR4AMERICA INC	US	100%
Solarjuice Distributions Inc.	US	100%
Solar4America Franchising Inc.	US	100%
Solar4america Techonology Inc.	US	100%
Solar Juice Holding Pte. Ltd	Singapore	100%
Solar Juice (SG) Pte. Ltd	Singapore	100%
Solar Juice (MY) SDN. BHD	Malaysia	100%
Solar Juice Pty Ltd	Australia	80%
Solar Juice PPA Pty Ltd	Australia	80%
Jollyfarming Inc.	US	100%
Orange Power Co.,Ltd.	Cayman	100%
Orange Power USA Inc	US	100%
OP OpCo I, LLC	US	100%
OP Solar I, LLC	US	100%
OPP I, LLC	US	100%
SPI Oregon I, LLC	US	100%
SPI Orange Co., Ltd	Cayman	100%
MA Lovers Land Solar,LLC	US	100%
Renewable Energy Acquisition Corp.	US	100%
Shorewood Solar LLC	US	100%
SEM WaferTech Inc.	US	100%
EdisonFuture Inc.	US	100%
Phoenix Motor Inc	US	82.6%
Phoenix Cars LLC	US	82.6%
Phoenix Motorcars Leasing	US	82.6%
Edisonfuture Motor,Inc.	US	82.6%
Ridezoomers Inc.	US	100%
SP Orange Power (Cyprus) Limited	Cyprus	100%
Heliostixio S.A	Greece	100%
Heliohrisi S.A.	Greece	100%
THERMI SUN S.A.	Greece	100%
Solar Town LLC	US	100%
Manchester Solar ,LLC	US	100%

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Belvedere Solar LLC	US	100%
Dover Solar LLC	US	100%
Clayfield Solar LLC	US	100%
Waterford Solar LLC	US	100%
Solar Mining Inc.	US	100%
1215542 B.C. LTD.	Canada	100%
Knight AG Holding Co., Ltd. (Cayman)	Cayman	100%
Knight Holding Corporation	US	100%
Knight AG Sourcing Inc.	US	100%
CBD and Hemp Group Co.,Ltd.	US	100%
Jollyfarming Inc.	US	100%
Sinsin Renewable Investment Limited (Malta)	Malta	100%
Astraios Energy SA	Greece	100%
Jasper PV Makedonia SA	Greece	100%
Photovoltaica Parka Veroia 1 Malta Limited	Malta	100%
Photovoltaica Parka Veroia I AE	Greece	100%
Veltimo Ltd(Cyprus)	Cyprus	100%
Orion Energy SA	Greece	100%
SPI HELLAS	Greece	100%
Thelmico Limited	Cyprus	100%

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